                 [LETTERHEAD OF RICHARDS & O'NEIL, LLP]




(212) 207-1200



                                        September 9, 1997

Windy Hill Pet Food Company, Inc.
Two Maryland Farms
Brentwood, Tennessee 37027

Dear Sir or Madam:

          We have acted as counsel for Windy Hill Pet Food Company, Inc., a Minnesota corporation (the "Company"), in connection with the proposed exchange by the Company of an aggregate principal amount of up to $120,000,000 of its 9 3/4% Senior Subordinated Notes due 2007 (the "OLD NOTES") for a like principal amount of its 9 3/4% Senior Subordinated Notes due 2007 (the "New Notes"). The New Notes are to be issued pursuant to an Indenture, dated as of May 21, 1997 (the "Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Trustee").

          We have examined, among other things, the Certificate of Incorporation, as amended, of the Company; the By-Laws of the Company; the Indenture; the proposed form of New Note; and the Registration Statement on Form S-4 (File No. 33-30261) filed by the Company with the Securities and Exchange Commission (the "SEC") on June 27, 1997, as amended by Amendment No. 1 to the Registration Statement on Form S-4 filed with the SEC on August 27, 1997 and Amendment No. 2 to the Registration Statement on Form S-4 that the Company has filed with the Commission on the date hereof, with respect to the registration of the offer to exchange the Old Notes for the New Notes (the Registration Statement, as amended at the time it became effective, being referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act").

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Windy Hill Pet Food
 Company, Inc.
September 9, 1997
Page 2


          In rendering the opinion below, we have assumed, without any independent investigation or verification of any kind: (i) the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as originals and the conformity to original documents and completeness of all documents submitted to us as certified, conformed, or photostatic copies; (ii) that the Indenture has been duly authorized, executed, and delivered by the Trustee; and (iii) that the New Notes will be duly authenticated by the Trustee.

          As to various questions of fact material to our opinion, we have relied upon the representations and warranties made in the Indenture and the other documents executed and delivered in connection therewith and upon certificates and other documents of officers of the Company and of public officials and have made such other inquiries as we have deemed necessary.

          We do not purport to be experts in, or to express any opinion herein concerning, the law of any jurisdiction other than the State of New York and the United States of America. We express no opinion as to the law of the State of New York applicable to securities or "blue sky" matters.

          In rendering the opinion set forth below, we have, with your permission, with respect to the due authorization of the New Notes by the Company under Minnesota law, relied exclusively upon, without independent investigation or verification of any kind, the opinion of Messrs. Leonard, Street and Deinard, local counsel to the Company, attached hereto as Exhibit A and our opinion in such paragraph is subject to the limitations and exceptions set forth therein.

          Based on and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the New Notes have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act and to compliance with any applicable state securities laws, when executed, issued, delivered, and exchanged in accordance with the provisions of the Indenture (including the provisions thereof relating to authentication of the New Notes by the Trustee), will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the binding nature and enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer and

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Windy Hill Pet Food
 Company, Inc.
September 9, 1997
Page 3


conveyance laws and other similar laws of general application relating to or affecting the rights and remedies of creditors generally or by general principles of equity, whether applied by a court of law or equity.

          The opinions set forth above are subject to the following additional limitations, qualifications and exceptions:

          1. Certain remedial and exculpatory provisions contained in the Indenture and the New Notes may be unenforceable (including (i) the right to indemnification or contribution in the context of a violation of federal securities laws, and (ii) under certain circumstances, provisions declaring that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of any such right or remedy); and

          2. No opinion is expressed as to the enforceability of provisions which purport to establish consent to the subject matter jurisdiction of any court.

          The opinions set forth herein are as of the date of this letter and we render no opinion as to the effect of any matter which may occur subsequent to the date hereof.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                                        Very truly yours,

                                        /s/ Richards & O'Neil, LLP



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                                                           EXHIBIT A



                 [LETTERHEAD OF LEONARD, STREET AND DEINARD]


                                                  September 9, 1997



Windy Hill Pet Food Company, Inc.
Two Maryland Farms
Brentwood, Tennessee 37027

Laidies and Gentlemen:

      We have acted as special Minnesota counsel to Windy Hill Pet Food Company, Inc., a Minnesota corporation (the "Company), in connection with the proposed exchange by the Company of an aggregate pricipal amount of up to $120,000,000 of its 9 3/4% Senior Subordinated Notes due 2007 for a like principal amount of its 9 3/4% Senior Subordinated Notes due 2007 (the "New Notes"), pursuant to an S-4 Registration Statement (the "Registration Statement"). The New Notes are to be issued pursuant to an Indenture dated as of May 21, 1997 between the Company and Wilmington Trust Company, as trustee.

      As to various matters of fact material to this opinion, we have relied upon factual representations made by the Company and upon certificates of officers of the Company or of public officials. We have also examined the originals or copies of such corporate documents and records and other certificates, opinions and instruments and have made such other investigation as we have deemed relevant or necessary as a basis for the opinions hereinafter expressed.

      We have examined the Registration Statement of the Company on Form S-4 and the exhibits thereto, as filed with the Securities and Exchange Commission on September 9, 1997 (Registration No. 333-30261). We have reviewed such questions of law and examined such corporate records, certificates and other documents as we have considered

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September 9, 1997
Page 2


necessary and appropriate for the purposes of this opinion. We have assumed and have not independently verified that (i) the New Notes will be executed on behalf of the Company, and (ii) the signatures on all executed documents are genuine, all certified copies conform to the originals thereof, and all certificates containing relevant facts are correct.

      Based upon the foregoing and subject to the qualifications and limitations stated herein, it is our opinion that (i) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Minnesota with corporate power and authority to own its properties and conduct its business as described in the Propspectus, and (ii) the New Notes have been duly authorized, and when executed, will be validly issued.

      We express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America and we assume no responsibility as to applicability thereto or the effect thereon of the laws of any other jurisdiction.

      We are furnishing this opinion to you solely for your benefit in connection with the exchange of the New Notes. Other than with respect to any opinion issued by Messrs. Richards & O'Neil, LLP, who shall be entitiled to rely on this opinion to the extent required as the same relates to matters of Minnesota law, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose and no one other than you is entitled to rely on this opinion. This opinion speaks only as of the date hereof and we hereby disclaim any duty to update any statements made herein.

      We hereby consent to the filing of this opinion as part of an exhibit to the Registration Statement.

                                          Very truly yours,


                                          /s/ LEONARD, STREET AND DEINARD

                                          Thomas D. Feinberg

/cm